Exhibit 16.1

March 19, 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Theragenics Corporation File No. 000-15443

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Theragenics Corporation dated March 19, 2007, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP